Exhibit 99c

DESIGN, MANUFACTURING, & MASTER DISTRIBUTION SERVICES AGREEMENT

This Design, Manufacturing, and Master Distribution Services Agreement (“Agreement”) is entered into as of this ___ day of January 2009 (“Effective Date”) between Seven Base Consulting, LLC. a Nevada limited liability company having its principal place of business at 4040 W. Hacienda Ave., Suite 120, Las Vegas, NV 89118. (“7Base”), and TapoutT, LLC., a California limited liability company, having its principal place of business at 21800 Barton Rd., Suite 108, Grand Terrace, CA 92313 (“Tapout”).

RECITALS

WHEREAS, Tapout desires to make available to Customers the Products on a private label basis, bearing Tapout’s name and trademarks;

WHEREAS, Tapout desires that 7Base perform certain design, manufacturing and distribution services, and otherwise make the Products available to Tapout and its Customers for the purposes set forth above; and

WHEREAS, the parties desire to define the general terms and conditions governing 7Base’s design, manufacturing, and distribution of such Products, all as further set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants, promises and undertakings set forth herein, and for other good and valuable consideration, Tapout and 7Base agree as follows:

1.

DEFINITIONS

1.1.

“Affiliate” shall mean (a) any company owned or controlled to the extent of at least fifty percent (50%) of its issued and voting capital by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company or the owner of any such company, or (b) any partnership, joint venture or other entity directly or indirectly controlled by, controlling, or under common control of, to the extent of fifty percent (50%) or more of voting power (or otherwise having power to control its general activities), a party to this Agreement.

1.2.

“Components” shall mean the component parts that make up the finished Products.

1.3.

“Component Lead Time” shall mean the minimum amount of time necessary to purchase a Component in order to meet Product Lead Times. Product Lead Time is specified in Exhibit B, the Product Information Document.

1.4.

“Customer” shall mean an end user of the Products.

1.5.

“Delivery Address” means the physical address as indicated on the Tapout Purchase Order to which the Products are to be shipped.

1.6.

"Delivery Date" means the date specified in the Tapout Purchase Order for delivery of the Products.

1.7.

“Design Services” shall mean design, development and redesign services in respect to the Products, including but not limited to those services facilitating fabrication, tooling, documentation, assembly, production and delivery.

1.8.

“Design Process” shall mean any Documentation created by 7Base in its performance of this Agreement that relates to the implementation of the Product Design Document.

1.9.

“Designated Customer” shall mean (x) a third party with whom Tapout has a preexisting business relationship as of the date hereof, or (y) a third party with whom Tapout establishes a business relationship after the date hereof, to the extent such third party submits at least one purchase order to Tapout for Products.

1.10.

"Developments" means any new inventions, discoveries, technologies, processes, or materials (whether or not patentable) developed in connection with 7Base’s performance under this Agreement relating to a Product's specifications, design, fabrication, tooling, documentation, assembly, production and/or delivery.

1.11.

"Discontinued Product" means a Product 7Base or Tapout decide to discontinue making available to Customers for any reason other than breach of this Agreement.

1.12.

“Distributor” shall mean any party that purchases Products from Tapout either directly or indirectly for such parties’ own use or for resale to Customers.

1.13.

“Documentation” shall mean user manuals, training materials, product descriptions, drawings and specifications, technical manuals, supporting materials, import/export control documents and other information relating to any Product that is produced, manufactured or otherwise made available by 7Base.

1.14.

“Long Lead Time Component” shall mean a Component that has a lead time greater than the associated Product Lead Time.

1.15.

“Parties” or “parties” shall mean Tapout and 7Base.

1.16.

“Party” or “party” shall mean either Tapout or 7Base.

1.17.

“Product” shall mean those assemblies, sub-assemblies, systems, and other products manufactured by 7Base and/or 7Base’s Subcontractors, as set forth in Exhibit A, the Product Design Document.

1.18.

“Product Design Document” also referred to as the “PDD”, shall mean the document that contains the information and details set forth in Exhibit A and other information related to the design and manufacture of the Products (as updated by the parties from time to time). Without limiting the foregoing, a Product Design Document shall contain the following items: (a) Product Identification Number, (b) Product Summary Description, (c) Product specifications, and (d) any associated diagrams, drawings, data, formulas, processes, procedures and other documentation related or necessary to the manufacture of the Products.

1.19.

“Product Identification Number” also referred to as the “PIN”, a string of mixed alphabets and numerals that is used to identify each Product to be manufactured by 7Base or 7Base’s Subcontractors.

1.20.

“Product Information Document” also referred to as the “PID”, shall mean the document that contains the information and details set forth in Exhibit B and other information related to the purchase and sale of the Products (as updated by the parties from time to time). Without limiting the foregoing, a Product Information Document shall contain the following items: (a) Product Identification Number, (b) Product Summary Description, (c) Recommended Retail Price, (d) Tapout Purchase Price and, (e) Product Lead Time.

1.21.

“Product Lead Time” shall mean the time period between the acceptance by 7Base of a Purchase Order and the ship date of the Products ordered under such Purchase Order and set forth in Exhibit B, the Product Information Document

1.22.

“Product Packaging and Shipping Information Document” also referred to as the “PPSID”, shall mean the document that contains the information and details set forth in Exhibit C and other information related to the packaging, shipping configurations, and shipping procedures for the Products (as updated by the parties from time to time). Without limiting the foregoing, a Product Packaging and Shipping Information Document shall contain the following items: (a) Product Identification Number, (b) Product Summary Description, (c) Product Packaging Configuration, and (d) Product Shipping Procedures.

1.23.

“Product Packaging Configuration” also referred to as the “PPC”, shall mean the crate, box and/or pallet dimensions along with the weight of each box, crate and/or pallet as it relates to the Products. The

PPC also will define any Tapout branding that will be used on the boxes, crates and/or pallets and will be referenced in Exhibit C, the Product Packaging and Shipping Information Document.

1.24.

“Recommended Retail Price” the price that 7Base recommends that Tapout sells the Products to Customers.

1.25.

“Statement of Work” also referred to as a “SOW”, shall mean the written statement of work for the Products or design project that contains (at a minimum) the information set forth in Exhibit D (as amended in writing from time to time upon mutual agreement of the parties).

1.26.

“Supplier” shall mean a third party supplier of Components, or Products to 7Base.

1.27.

“7Base Products” shall mean those assemblies, sub-assemblies, systems, and other products manufactured by 7Base and/or 7Base’s Subcontractors during the Term of this Agreement and during the five (5) year period thereafter. A current listing of such products offered as of the Effective Date is set forth in Exhibit F, which exhibit shall be deemed amended automatically from time to time based on the products actually offered by 7Base from time to time.

1.28.

"Tapout Change Order" also referred to as a "TCO", is the written notification provided to 7Base by Tapout to modify the Product specifications and/or Delivery Address of a Product, as further described in Section 9 below.

1.29.

“Tapout Purchase Order” also referred to as “TPO”, shall mean a commercial document issued by Tapout to 7Base, indicating the type, quantities and agreed prices for Product(s) or services 7Base will provide to Tapout’s Customers.

1.30.

“Tapout Purchase Price” also referred to as a “TPP”, shall mean the cost paid by Tapout to 7Base for the Products in accordance with Exhibit B, the Product Information Document, which cost shall be not greater than eighty-five percent (85%) of the recommended retail price set forth in the Product Information Document for any given Product.

1.31.

“Tapout Material” shall mean any Components or materials that are used to manufacture the Products that are provided by Tapout to 7Base.

1.32.

“Unique Components” shall mean Components that are specific and unique to the Products and that are not sold by a Supplier in the ordinary course of business to any party (other than 7Base) as specified in a Product Information Document.

2.

DESIGN PROCESS

2.1.

Product Design Document. 7Base shall be responsible for the design of the Products and delivery of Exhibit A, the Product Design Document (PDD) to Tapout, which exhibit shall be delivered and attached hereto not later than five (5) business days following the Effective Date.

2.2.

Product Information Document. Upon receipt of the PDD and upon approval from Tapout, 7Base shall provide Exhibit B, the Product Information Document (PID), which exhibit shall be delivered and attached hereto not later than ten (10) business days following the Effective Date.

2.3.

Acceptance. When 7Base has completed the PID, 7Base will deliver it to Tapout. Tapout will accept or reject the PID within thirty (30) days after delivery (unless another time period is specified in a Statement of Work). If Tapout rejects the PID, 7Base will use best commercial efforts to promptly correct the failures specified in the rejection notice (at no additional cost to Tapout) within ten (10) business days. When 7Base believes that it has made the necessary corrections, but in no event later than the expiration date of the aforementioned ten (10) business day period, 7Base will again deliver the PID to Tapout and the acceptance / rejection / correction provisions above shall be reapplied until the PID is accepted; provided, however, that upon the second or any subsequent rejection, Tapout may terminate this Agreement, or remove the relevant Product from being covered by this Agreement, in each case, without liability to 7Base, by providing ten (10) days prior notice to 7Base. In the event that Tapout fails to reject the PID within the aforementioned period, such PID shall be deemed rejected.

2.4.

Manufacture and Sale of Products. Upon the completion and agreement of a PID, 7Base agrees that it will manufacture and sell to Tapout the Product(s) in accordance with the associated Product specifications and other terms set forth in this Agreement and the associated PID. Affiliates of Tapout will also be able to purchase Products pursuant to the terms of this Agreement.

2.5.

New Product Design. New Product design can be originated from either Tapout or 7Base. Should 7Base initiate the new Product design, 7Base and Tapout will follow the same procedure set forth in Sections 2.1, 2.2, 2.3 and 2.4. Should Tapout initiate the new Product design, Tapout will deliver a Statement of Work (SOW) to 7Base. Upon receipt of the SOW, 7Base will issue a PDD within thirty (30) days of receipt of the SOW from Tapout. When Tapout receives the PDD, 7Base and Tapout will follow the same procedures set forth in Sections 2.2, 2.3 and 2.4.

3.

ENGINEERING CHANGE ORDERS

3.1.

7Base Proposed Changes. 7Base may change the Products, PDD, PID, or PPSID at any time. Such changes may include, but are not limited to, changes to applicable drawings, designs or specifications; or required method of shipment or packing. In the event that 7Base elects to make a change, 7Base shall issue an engineering change order (“7Base ECO”) in writing to Tapout specifying the change and include a proposed schedule to implement such change and an estimate of the cost to implement such change (if applicable), which cost shall be at 7Base’s sole cost and expense. For standard 7Base ECOs, Tapout shall review each such proposed schedule and estimates and either accept or reject the 7Base ECO by written acknowledgement within five (5) business days of receipt of the 7Base ECO.

3.2.

Tapout Proposed Changes. Subject to the terms of this Section, Tapout may not (a) make any change to the Products, PDD, PID, PPSID or the manufacturing procedures or quality assurance processes associated with the Product(s); or (b) change any other Tapout requirements related to the Products, including without limitation, the manufacturing or supply of the Products (each of (a) and (b) shall be considered an “Engineering Change”), provided, however, Tapout shall be entitled, in its sole and absolute discretion, and upon prior written notice, to change the Tapout trademarks intended to appear on the Products and/or product packaging, and/or to change the size, form, and placement thereof, and no such change shall be deemed an Engineering Change hereunder. 7Base shall accept any and all such changes, and implement the same, on or before the next production or manufacturing of the Products and/or the packaging thereof.

3.3.

Change Procedure. Where Tapout wishes to implement an Engineering Change, Tapout shall issue an Engineering Change order in writing to 7Base specifying the change (“Tapout ECO”). The Tapout ECO shall include, without limitation, sufficient details regarding the nature of the proposed Engineering Change, and the reason for the proposed change. 7Base may, acting in its sole discretion, reject any Engineering Change and shall notify Tapout in writing of such rejection within fifteen (15) business days from the delivery by Tapout of the Tapout ECO. While 7Base is considering an Engineering Change or if 7Base rejects an Engineering Change, 7Base shall continue to perform its services and manufacture and supply the Products in accordance with the terms of this Agreement, without the Engineering Change. Where 7Base provides its written approval of the Tapout ECO, 7Base shall implement the change on a mutually agreed schedule and cost.

4.

SUBCONTRACTORS. The parties acknowledge that the obligations of 7Base set forth in this Agreement must be performed by 7Base except where third parties selected by 7Base are required to be utilized (“Subcontractors”). If any part of 7Base’s performance under this Agreement is dependent on the performance of Subcontractors, 7Base shall provide prior written notice thereof to Tapout, which notice shall identify the Subcontractor, and provide, in reasonable detail, the Components required to be manufactured or supplied by such Subcontractor, or the other activities required of such Subcontractor. 7Base shall be solely responsible for the activities of, and products (including, without limitation, the Components) manufactured or supplied by, such Subcontractors. Tapout will not be responsible for the activities or products of, or for payments or other obligations to, any such Subcontractors unless otherwise agreed in writing. If for any reason 7Base fails to make prompt payment to a Subcontractor, Tapout reserves the right, if in the sole determination of Tapout, production of the Products could be adversely affected due to the unavailability of Components from Subcontractor, to make payment directly to the Subcontractor and to reduce any amounts due from Tapout to 7Base by the amount of payment made by Tapout to the relevant Subcontractor. Upon Tapout’s request, 7Base shall terminate any agreement or purchase order between 7Base and any Subcontractor if such Subcontractor violates any agreement for the protection of Tapout or its Affiliates, or in the event the actions of such Subcontractor, if undertaken by 7Base, would violate or otherwise breach the terms of this Agreement. 7Base agrees to strictly enforce against its Subcontractors all of the provisions in the agreement or other documents between 7Base and such Subcontractors for the protection of Tapout or its Affiliates and to advise Tapout of any violations thereof by any such Subcontractors.

5.

COST REDUCTIONS. 7Base shall use commercially diligent efforts to achieve ongoing reductions in both Component costs and manufacturing processes. 7Base shall work on achieving cost savings in both materials and processes, and such savings shall serve to reduce the Tapout Purchase Price and the Recommended Retail Price.

6.

QUALITY CONTROL. 7Base acknowledges and agrees that all Products will be designed and manufactured in accordance with the highest industry standards applicable for similar products. At all reasonable times and upon reasonable notice, Tapout and its representative(s) shall have access to any and all Products regardless of their location and the right to enter and inspect all premises and facilities (including, without limitation, storage and shipping facilities) of 7Base and its designers, manufacturers, suppliers, warehousers, shippers or other Subcontractors in order to ensure that the manufacture, packaging, labeling, and distribution of Products comply with 7Base’s obligations hereunder and all applicable laws. 7Base shall provide all information requested by Tapout regarding the design, testing, manufacture, quality control, storage and shipment of the Products.

7.

SUPPLY OF PRODUCT; EXCLUSIVITY AND SOLE SOURCE. During the term of this Agreement, Tapout shall purchase the Products exclusively from 7Base, and 7Base shall use its best efforts to supply to Tapout, all of Tapout's requirements for the Products. If 7Base fails to (a) provide Tapout with all its required supply of Products pursuant to this Agreement, or (b) meet any mutually pre-determined criteria for quality standards or service levels, and such failure continues for more than thirty (30) days after written notice from Tapout to 7Base specifying the nature of the failure, then such failure shall not be considered a breach of this Agreement but will entitle Tapout to (i) terminate this Agreement without liability to 7Base, and/or (ii) purchase products substantially similar to the Products from alternative manufacturers for so long as and until such time as 7Base is able to cure the nature of the failure to the reasonable satisfaction of Tapout. Notwithstanding any portion of the foregoing, Tapout shall not be obligated to purchase any minimum number of Products from 7Base during the Term.

8.

MASTER DISTRIBUTOR.

8.1.

7Base hereby grants to Tapout the non-exclusive right and license to promote and sell the Products bearing the trademarks and logos of Tapout on a world-wide basis, including, without limitation, on or through the Internet on the URL located at www.tapout.com to (a) Customers, (b) Affiliates, and (c) Distributors who market to Customers.

8.2.

Tapout hereby grants to 7Base the non-exclusive right and license to promote and sell the Products bearing the trademarks and logos of Tapout on a world-wide basis to (a) Customers, (b) Affiliates, and (c) Distributors who market to Customers, provided, that any individual marketing campaign or promotion, and/or any individual use of the Tapout Marks, is previously approved in writing by Tapout, which approval maybe unreasonably withheld or delayed, and provided further, that 7Base provides written notice to Tapout within five (5) business days of any individual sale of Products, which notice shall provide in reasonable detail the Products sold, the aggregate sale price, and such other details reasonably necessary for Tapout to understand the transaction.

8.3.

7Base acknowledges and agrees that it shall, with respect to each individual selling opportunity or presentation, use its best efforts to, in the first instance, promote, market and offer for sale the Products (i.e., before it offers any alternative products, including, without limitation, the 7Base Products). 7Base further acknowledges and agrees that, with respect to any individual selling opportunity or presentation, it shall not promote, market or sell (or offer or make any presentation to sell) the Products at the same time as, or together with, any promotion, marketing or sale of the 7Base Products, or other products, and shall not otherwise offer a Customer or Designated Customer a concurrent alternative to purchase Products or 7Base Products, but rather shall in all instances promote the Products in the first instance, and to the extent a Customer is not able or unwilling to purchase the Products, it can then offer the 7Base Products.

9.

PURCHASE ORDERS. To the extent Products are purchased and re-sold by Tapout, Tapout shall issue a Tapout Purchase Order (TPO) therefor. TPOs may be issued in writing, by mail or facsimile, or by other electronic means as the parties may from time to time agree. TPOs for Products shall include the following: (a) Product Identification Number; (b) Product Summary Description; (c) Product quantity; (d) Tapout Purchase Price; (e) Product Delivery Date; (f) Delivery Address (to include contact name, phone number, and physical address the Products are to be shipped to); (g) logistical shipping preference; and (h) labeling instructions.

9.1.

Controlling Terms. All TPO’s and invoices under this Agreement shall be subject only to the terms and conditions hereof. In the event the terms of any TPO conflicts with or are additional to the terms of this Agreement, the terms of this Agreement alone shall apply and shall govern regardless of execution of such document by one or both parties. Any other 7Base terms and conditions shall not apply to this Agreement or the TPO’s unless otherwise agreed by the parties in writing.

9.2.

Tapout Purchase Order Process. All TPO’s received by 7Base shall be deemed accepted by 7Base unless 7Base notifies Tapout within three (3) business days of receipt that such TPO is not in compliance with the terms of this Agreement. If 7Base has any reason to believe it will not meet the required Delivery Date, it shall notify Tapout within the aforementioned period. 7Base shall provide Tapout with an electronic shipping notification within two (2) business days after a Product has shipped. Invoicing will be daily with all relevant and accurate tracking numbers and freight charges included with the invoice. 7Base shall include any information pertaining to the shipping of a Product as reasonably requested by Tapout.

9.3.

Change Order Procedure. Tapout may submit TCO’s to 7Base for TPO’s within fifteen (15) calendar days of submitting the TPO. Tapout recognizes that TCO’s may change the Product lead time. Upon receipt of the TCO, 7Base will reply within three (3) business days to Tapout notifying Tapout if the Delivery Date needs to be adjusted.

9.4.

Product Lead Time. To facilitate 7Base’s production scheduling, Tapout shall submit TPO’s to 7Base consistent with a Product Lead Time of thirty (30) calendar days prior to the anticipated Delivery Date.

9.5.

Cancellation of Tapout Purchase Orders. Tapout may provide 7Base with a cancellation notice within three (3) business days of placing a TPO. 7Base shall, upon receipt of such notice, stop work on such units of Product to the extent specified therein. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that Tapout shall not be liable for costs incurred from any cancellation notice provided in accordance with this Section 9.5.

10.

PACKAGING & DELIVERY TERMS

10.1.

Packaging. 7Base shall package and label Product(s) in accordance with Exhibit C, the Product Packaging and Shipping Information Document (PPSID). 7Base shall be responsible for any and all losses or damages to Products occurring for any reason, including, without limitation, due to 7Base’s failure to preserve, package or handle the Products in accordance with the PPSID. 7Base will bear all risk of loss, damage or destruction to the ordered Products until delivery of such products to the relevant Customer destination set forth in a given TPO.

10.2.

Shipping. 7Base shall ship the Products prior to the Delivery Date and in accordance with the PPSID. All Products shall ship from 7Base in order to meet the Delivery Date.

10.3.

Late Shipments. 7Base shall immediately notify Tapout in writing upon becoming aware that any part of a shipment of Products will not be, or has not been, delivered by the Delivery Date and shall provide reasons for the delay and a revised Delivery Date.

10.4.

Documentation. 7Base shall maintain complete and accurate shipping documentation for all shipments for a minimum of three (3) years following the date of shipment. Shipment documentation includes the TPO, packing slip, commercial invoice, carrier waybill, any information pertaining to direct fulfillment of Products and 7Base’s billing invoice. Tapout and its authorized agents and representatives shall have access to such records for purposes of performing an audit during normal business hours during the term of this Agreement and for a period of three (3) years thereafter.

10.5.

Application to 7Base Sales. The provisions of this Section 10 shall apply to all sales of Products made directly by 7Base.

11.

PRICING AND PAYMENT TERMS; TAPOUT REVENUE SHARE

11.1.

Prices. The Tapout Purchase Price (TPP) for the Products shall be set forth in Exhibit B, the Product Information Document (PID). Prices will be reviewed on a quarterly basis and are subject to change based on the mutual agreement of the parties or as otherwise provided in this Agreement, provided, however, that Tapout’s discount off of any Recommended Retail Price shall not be less than 15%.

11.2. Taxes. TPP does not include any foreign, federal, state or local sales, use or other similar taxes, however designated, levied against the sale, licensing, delivery or use of the Products. Tapout shall pay all such taxes imposed on Tapout; provided, however, that Tapout shall not be liable for any taxes based on 7Bases’s net income or capital. When 7Base has the legal obligation to collect such taxes, the appropriate amount shall he added to Tapout’s invoice and paid by Tapout unless Tapout provides 7Base with a valid tax exemption certificate authorized by the appropriate taxing authority. Tapout shall promptly notify 7Base of any amendment or revocation of such certificate.

11.3.

Payment Terms. All payments due hereunder shall be paid in US Dollars. With respect to sales made by Tapout, payments shall be based on the price set forth in the applicable TPO, and shall be delivered concurrent with the delivery of the given TPO, provided, and only to the extent that, Tapout has actually received payment from the relevant Customer for the Products contemplated by such TPO, and provided further, that to the extent a relevant TPO contemplates the payment by a Customer at a later date (i.e., in connection with the installation and/or assembly of a training center), then the portion of such later payment that may be due to 7Base shall be paid by Tapout within three (3) business days of its actual receipt of the relevant funds from the Customer. Acceptable methods of payment are electronic funds transfer, direct deposit or check made payable to Seven Base Consulting, LLC.

11.4.

Non-approved Charges. Without Tapout’s prior written approval, Tapout shall not be liable to 7Base for any overtime charges, freight charges or Component product price increases incurred by 7Base.

11.5.

Tapout Revenue Share. During the Term, Tapout will be entitled to receive (i) fifteen percent (15%) of 7Base’s Gross Revenues from the sale of Products, and (ii) [five percent (5%)] of 7Base’s Gross Revenues from the sale of 7Base Products (collectively, the “Tapout Revenue Share”). “Gross Revenues” means any and all gross product revenues received by or on account of 7Base in connection with the sale of Products or 7Base Products, respectively, to customers, including, without limitation, Customers and/or Designated Customers, Affiliates and Distributors during the Term. 7Base will pay to Tapout, with respect to Gross Revenues received during a given calendar month, the Tapout Revenue Share for such calendar month, which payment will be made within thirty (30) days of the end of such calendar month, and will be accompanied by a detailed accounting statement explaining the basis thereof (which statement will contain information in reasonable detail so as to allow Tapout to calculate and understand the basis of any Tapout Revenue Share due and owing thereto). Late payments will accrue interest at the prime rate charged by Tapout’s primary financial institution plus two percent (2%). Notwithstanding any portion of the foregoing to the contrary, it is the parties’ express intention hereunder that Tapout be entitled to receive, and that Tapout actually receive, the Tapout Revenue Share in connection with the sale of 7Base Products to Designated Customers, whether by 7Base or any third party designated thereby, or otherwise, during the Term and for a period of [five (5)] years thereafter, and 7Base shall not take any action, or omit to take action, or otherwise act to interfere with or circumvent the rights of Tapout hereunder. For purposes of this Section 11.5, the term “Gross Revenues” shall not include Gross Revenues received or to be received by 7Base from sales of 7Base Products concluded prior to the Effective Date with the following entities: (1) Lion’s Den, (2) American Fighter, (3) The Lab, (4) Full Contact Fighter, (5) LA Boxing, (6) Century, and (7) Gold’s Gym, but for the avoidance of doubt, shall include Gross Revenues from new sales of Products or 7Base Products concluded with such entities after the Effective Date.

12.

SUPPORT SERVICES. 7Base shall, at 7Base’s sole cost and expense, provide technical assistance, functionally equivalent replacement Products, repair services and failure analysis services (collectively, “Support Services”) on each Product, including discontinued Products, during the Warranty Period. At Tapout’s reasonable request, 7Base shall make available Support Services for an additional period of one (1) year after last shipment day of all Products shipped hereunder, at 7Base’s commercially reasonable rates. All repaired or replacement Products shall be warranted in accordance with the provisions of Section 15, except as otherwise expressly provided herein. 7Base may not discontinue the manufacture or supply of Products or Support Services without Tapout’s prior written consent. 7Base shall also, at Tapout’s reasonable request and at a mutually-agreed reasonable cost, provided 7Base personnel at Tapout’s site to provide TPO and other functional liaison services to Tapout, as Tapout may reasonably require.

13.

COMMUNICATION. 7Base agrees to use its commercially diligent efforts to provide Tapout with written notice as soon as commercially practicable upon the occurrence of any event that could affect a Product. This includes, but is not limited to: supply chain issues (e.g., shortages in Components or other materials necessary for the manufacture of a Product, issues with suppliers or relationships with suppliers, supplier corrective action report notices, etc.), design issues (e.g., issues with design validation testing), delivery issues (e.g., transit delays, strikes, etc.), operational issues (e.g., work order fall-outs greater than 90%, ) and 7Base business issues (e.g., change in business stability, any material press releases regarding 7Base business, etc.) (collectively, the “Product Issues”).

14.

REPORTING. Throughout the Term, 7Base shall provide Tapout with monthly, quarterly and annual written Product and 7Base Product sales and activity reports (each, a “Report”) setting forth in reasonable detail, the sales of Products and 7Base Products and other activities undertaken by 7Base through this Agreement. The monthly and quarterly Reports shall be delivered to Tapout within fifteen (15) days after the end of the applicable period of the Term to which the Reports relate. The annual Reports shall be delivered within thirty (30) days after the end of the applicable year of the Term.

14.1.

Management Reviews. Tapout and 7Base shall, when Tapout requests, meet (by telephone, videoconference or in person) to discuss 7Base’s performance, prices and other issues relating to this Agreement, including but not limited to 7Base’s performance with regard to technology, quality, cost, availability and ease of doing business (collectively “TQCAB”). At each such meeting, Product prices shall be reviewed for adjustments, and the parties shall agree on the appropriate price adjustments and the manner and the timing of their implementation, on a fair and reasonable basis. If 7Base fails to implement previously agreed targets with respect to 7Base TQCAB, then Tapout and 7Base will cooperate to identify the cause of such failure in order for both parties to achieve the target price reductions afterward.

14.2.

Accounting Records. 7Base shall maintain complete and accurate records of (i) all amounts billed and billable to Tapout, (ii) all payments made by Tapout hereunder (in accordance with U.S. generally accepted accounting principles), (iii) all Gross Revenues earned or received by 7Base (and all documentation and materials related thereto), in each case, during the Term and for a period of five (5) years following the expiration or termination of this Agreement. 7Base agrees to provide reasonable supporting documentation concerning any disputed invoice to Tapout within thirty (30) days after Tapout provides written notice of dispute to 7Base. During the Term and for a period of three (3) years following the expiration or termination of this Agreement, Tapout and its duly authorized representative(s) shall have the right, upon reasonable notice and at all reasonable hours of the day, to examine and copy and otherwise audit said books of account, records and all other documents and materials in the possession or under the control of 7Base with respect to this Agreement. Additionally, during the Term and during any period in which Tapout is receiving a portion of Gross Revenues hereunder, and for two (2) years thereafter, Tapout and its duly authorized representative(s) shall have the right, upon reasonable notice and at all reasonable hours of the day, to review, examine, copy and audit 7Base’s books and records (and all other documents and materials) relating to the receipt and generation of Gross Revenues and if any such review, examination or audit establishes any underpayment, 7Base shall immediately pay such underpaid amount upon demand thereof by Tapout, and if there exists a variance of more than three percent (3%) for any monthly accounting period, 7Base will reimburse Tapout its auditing, review and collection costs and expenses.

14.3.

Favorable Terms. 7Base represents and warrants that, during the term of this Agreement, the terms and conditions of this Agreement, including discounts, prices and shipping, are, and shall be, no less favorable than the terms, conditions, discounts and prices given to any third party that purchases or licenses similar products or services from 7Base. Tapout reserves the right to hire a third party (a US nationally recognized auditing firm) to audit 7Base’s books and records limited to the transaction documents between Tapout and 7Base, during the term of this Agreement and for sixty (60) days thereafter to verify 7Base’s compliance with this Section. The audit shall be strictly subject to 7Base’s confidential obligations to any third party. The cost of the audit shall be borne by Tapout.

15.

REPRESENTATIONS AND WARRANTIES

15.1.

Authority. Each party represents and warrants that it has the right and authority to enter into this Agreement and perform its obligations hereunder.

15.2.

Quality. 7Base shall perform and hereby represents and warrants that all Products, when delivered in accordance with a given TPO will meet the associated Product specifications for each such Product.

15.3.

Product Warranty. Subject to the terms of this Section 15, 7Base represents and warrants to Tapout that each Product: (a) will have been manufactured in accordance with Product specifications; (b) meets the requirements set forth in the PDD, PID, PPSID, and TPO; (c) shall be free from defects in design and workmanship (collectively, the “Warranty”). The warranty period for a given Product shall be twelve (12) months from the Delivery Date applicable to such Product (“Warranty Period”).

15.4.

Service Warranty. 7Base represents and warrants to Tapout and its Customers that any services to be provided by 7Base hereunder shall be performed to a standard reasonably acceptable in the industry.

15.5.

Design Warranty. 7Base represents and warrants to Tapout that it will perform the Design Services so as to produce a Product that conforms in all material respects to the PDD and PID.

15.6.

Out of Warranty Process. Products that fail to meet the Warranty after the Warranty Period shall be returned to 7Base and 7Base shall promptly repair or replace such Product at its sole cost and expense, in each case as the parties mutually deem appropriate.

15.7.

Warranty Exclusions. Warranties set forth in this Section 15 will not apply to defects or malfunction of the Product arising from: (a) Products being improperly installed, repaired, altered or otherwise modified (other than by 7Base or 7Base’s Subcontractors), (b) Products subject to misuse, abuse, or negligence (other than by 7Base or 7Base’s Subcontractors); or (c) Products subject to normal wear and tear, provided, however, and notwithstanding any portion of the foregoing to the contrary, as between the parties, 7Base shall remain responsible to Customers and liable for any and all matters arising from the Products, including, without limitation, any and all Product Issues.

15.8.

EXCEPT AS EXPRESSLY WARRANTED IN THIS AGREEMENT, AS BETWEEN THE PARTIES, 7BASE HEREBY DISCLAIMS ALL WARRANTIES, COVENANTS AND REPRESENTATIONS EXPRESS, STATUTORY AND IMPLIED, APPLICABLE TO PRODUCTS, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY THAT ANY PRODUCT IS DELIVERED FREE OF CLAIMS OF THIRD PARTIES BY WAY OF INFRINGEMENT OR THE LIKE. FOR THE AVOIDANCE OF DOUBT, NO PORTION OF THIS DISCLAIMER SHALL APPLY TO ANY WARRANTY OR OTHER CLAIM ARISING FROM A CUSTOMER OR OTHER THIRD PARTY.

15.9.

Replacement of Product. During the Warranty Period, 7Base will repair any hardware returned to it that is determined by 7Base to be defective in materials or workmanship. If 7Base is not able to repair such hardware, 7Base will replace it with a comparable product that is new or refurbished. If a repair is needed, 7Base will issue a Return Material Authorization Number (“RMAN”) for the Customer to include with the return. The Customer must return the Products to 7Base in their original or equivalent packaging, prepay shipping charges, and insure the shipment or accept the risk if the product is lost or damaged in shipment. 7Base will return the repaired or replacement products to the Customer. 7Base will pay to ship the repaired or replaced products to the Customer if the Customer uses an address in the United States (excluding Puerto Rico and U.S. possessions and territories). Otherwise, 7Base will ship the product to Customer freight collect. If 7Base determines that the problem is not covered under its Warranty, 7Base will notify the Customer and inform Tapout and the Customer of service alternatives that are available on a fee basis.

16.

FORCE MAJEURE. Except for the obligation to make payments, non-performance of either Parties shall be excused to the extent the performance is rendered impossible by strike, fire, flood, acts of terrorism, governmental acts or orders or restrictions, component shortages or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming Party (each a “Force Majeure Event”) provided, however, that the Party so affected shall take all reasonable steps to avoid or remove such cause of non-performance and shall resume performance hereunder with dispatch whenever such causes are removed. Failure of 7Base’s Subcontractors to perform shall not be considered a Force Majeure Event, unless they have a Force Majeure Event as defined above.

17.

LIMITED LICENSE AND OWNERSHIP

17.1.

Limited License of Tapout Intellectual Property. Tapout hereby grants to 7Base a limited, non-exclusive, non-transferable, non-assignable, non-sublicensable license to use the “Tapout” name and logo, and trademarks, solely in the form attached hereto as Exhibit E (as such exhibit may be amended from time to time by Tapout in its sole and absolute discretion by written notice to 7Base) (the “IP”) in connection with the design, manufacturing and distribution of the Products (the “Agreement”); provided, however, that: (a) Tapout shall at all times remain the owner of the IP and all Tapout Materials; (b) all uses of the IP must be approved by Tapout in advance and in writing in each instance (e.g., all displays of the IP, all internet uses; all banners and signs and promotions; all brochures, all Design aspects); and (c) the foregoing license shall terminate when the Agreement terminates.

17.2.

7Base Property. Subject to Section 17.1 and Tapout’s rights in and to, and ownership of, the IP and Marks, as set forth therein and in Section 17.8, 7Base shall own all right, title and interest in and to the Product Design Document; the Product Information Document; the Product Packaging and Shipping Information Document; all Product(s); and all portions of Products currently in production.

17.3.

Inventions. Unless otherwise specified in an applicable PID and excluding 7Base Property (as defined below) and excluding the IP, any and all Product designs, and any and all inventions or improvements arising therefrom, including, without limitation, any and all discoveries, products, tooling, procedures, improvements, and developments (collectively, the “Product Information”) shall be the sole property of 7Base.

17.4.

7Base Property. All right, title and interest in 7Base’s pre-existing technology and intellectual property and Confidential Information (collectively, the “Pre-existing Technology”) shall remain 7Base’s exclusive property. 7Base shall retain all right, title and ownership to any discoveries, inventions, technical information, procedures, design, manufacturing or other processes, technology, know-how or other intellectual property rights comprising 7Base’s design techniques or manufacturing processes that are used or created by 7Base in performing the Design Services or manufacturing services and which comprise part of the Product Design Document, Product Information Document or Product Information (collectively, the “7Base Process Technology”). “Pre-existing Technology” and “7Base Process Technology” shall be deemed “7Base Property”.

17.5.

Assignment. The parties hereby make any assignments necessary to accomplish the foregoing ownership provisions. In interpreting such ownership provisions anything made or conceived or reduced to practice by an employee or contractor of a party in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by that party; each party has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section 17.

17.6.

Perfection. A party being assigned any proprietary right under this Agreement will have the exclusive right to, and, at such party’s expense, the assigning party agrees to assist such party in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain, and defend such proprietary rights. Each party will execute all documents as the other may reasonably request for such purposes.

17.7.

Proprietary Rights Notices. 7Base agrees to properly mark each Product and any accompanying documentation with Tapout’s copyright or other proprietary rights notices, as directed by Tapout, to indicate Tapout’s intellectual property rights in such Products. Unless otherwise provided herein, nothing in this Agreement shall be construed as a grant of any license, right or interest in any trademark, trade name or service mark of either party, or any third party from whom either party may have acquired license rights.

17.8.

Trademark Use. All trademarks, service marks, trade names or logos identifying the Products or Tapout (the “Marks”) are the exclusive property of Tapout. 7Base will not take any action that jeopardizes Tapout’s proprietary rights or acquire any rights in the Marks except as specifically set forth below. 7Base will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute a translation into other languages. 7Base will use the Marks exclusively to identify the Products. Any use of the Marks shall clearly identify Tapout as the owner of the Marks. 7Base will immediately notify Tapout if 7Base learns (i) of any potential infringement of the Marks by a third party, or (ii) that the use of the Marks may infringe the proprietary rights of a third party. Tapout will determine the steps to be taken under those circumstances. In connection with any potential infringement of or by the Marks, 7Base will (i) provide Tapout with the assistance that Tapout may reasonably request, and (ii) not take steps on its own without Tapout’s prior approval.

17.9.

Product Image Rights. 7Base and Tapout jointly own the rights for Product renderings, drawings, graphic prints and representations; photographic prints; photographs; and printed instructional or teaching materials providing information for all Products listed on Exhibit B, the Product Information Document, provided, however, that 7Base shall not display the Marks or IP in any manner contrary to this Agreement or to Tapout’s rights therein, and in no event shall 7Base use or display the Marks or IP separate from or independent of any of the Products without the prior written consent of Tapout in each instance.

18.

TERM. This Agreement shall begin upon the Effective Date and, unless earlier terminated as provided herein, shall continue in effect for three (3) years (“Initial Term”). After the expiration of the initial term hereunder (unless this Agreement has been terminated), this Agreement shall automatically renew for separate but successive one (1) year terms (collectively, together with the Initial Term, the “Term”) unless and until either party provides written notice of non-renewal at least thirty (30) days prior to the end of any such term. This agreement shall be renewable each consecutive year thereafter.

19.

TERMINATION OF AGREEMENT.

19.1.

For Breach. If a party materially breaches any provision of this Agreement, the non-breaching party may terminate this Agreement upon thirty (30) days written notice thereof unless such material breach is cured, if curable, within the notice period.

19.2.

Termination For Convenience. Notwithstanding any portion of this Agreement to the contrary, after the twelve (12) month anniversary of the Effective Date, Tapout may terminate this Agreement, or any part thereof, at any time for its sole convenience by giving thirty (30) days advance written notice of termination to 7Base. Upon receipt of such notice from Tapout, 7Base will, except to the extent otherwise specified in such notice, immediately stop all work previously authorized.

19.3.

Effect of Termination. No termination or expiration of this Agreement shall (a) relieve either party from any obligations hereunder which have accrued on or before the effective date of such termination or expiration including without limitation any obligation to pay to the other party any sum owed pursuant to this Agreement, (b) affect any rights of either party with respect to any breach of this Agreement, or (c) cancel any purchase order for the Products placed by Tapout and accepted by 7Base pursuant to this Agreement. Unfilled purchase orders (or portions thereof) that are not cancelled by the non-breaching party will be filled and paid for in accordance with the terms of this Agreement.

19.4.

Survivability and Obligations Upon Termination. Sections 1, 6, 9, 10, 11, 12, 13, 14, 15, 17 (except for the license grant in 17.1), and 18 through 26 and Exhibits A through F shall survive the termination of this Agreement. Furthermore, in the event of any termination or expiration of this Agreement each party shall return or destroy the other party’s Confidential Information (except each party may retain any Confidential Information (i) for archival purposes, and (ii) in the case of 7Base, as necessary for manufacturing a Product).

20.

INDEPENDENT CONTRACTOR. Each party shall be deemed to be an independent contractor to the other party, and not its agent, joint venture, partner or employee. Neither party shall have any authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party.

21.

LIMITATION OF LIABIILTY. EXCEPT FOR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF A PARTY, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RELATED TO THIS AGREEMENT WHETHER UNDER CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, OR ANY OTHER LEGAL OR EQUITABLE CLAIM OR THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR A CLAIM (AND ANY FEES RELATED TO A CLAIM) PURSUANT TO SECTION 27 (INDEMNIFCIATION), OR FOR LIABILITY ARISING FROM GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, IN NO EVENT WILL TAPOUT’S LIABILITY FOR ANY CLAIMS ARISING OUT OF THIS AGREEMENT EXCEED ONE HUNDRED THOUSAND DOLLARS ($100,000).

22.

CONFIDENTIALITY

22.1.

Proprietary Information. Prior to and during the performance of this Agreement, the parties may disclose or furnish to each other proprietary marketing, technical or business information either verbally or in tangible form (the “Confidential Information”); all or any of which have been identified or marked at the time of disclosure as “proprietary” or “confidential” by the disclosing party and, if not in tangible form, reduced to writing marked in a manner to indicate its confidential nature and furnished to the receiving party within ninety (90) days of the initial disclosure. Notwithstanding the above, (a) the Product Design Document(s), the Product Information Document(s), any information concerning Product design, construction, assembly, manufacture, development, or architecture of a Product shall be deemed to be the Confidential Information of 7Base regardless of being marked as such, and (b) information concerning Customers shall be deemed to be the Confidential Information of Tapout regardless of being marked as such. Confidential Information of the disclosing party shall be held in confidence by the receiving party and not directly or indirectly disclosed, copied or used by the receiving party (except as necessary to perform under this Agreement). Each party agrees that, except as may be required by law, including the rules and regulations of the United States Securities and Exchange Commission, the terms and existence of this Agreement are confidential and neither party shall disclose such information. Notwithstanding the foregoing, each party may, without further consent of the other party, disclose the contents of this Agreement to its shareholders, potential acquirers or investors, accountants, professional and financial advisors, insurers and other persons necessary for the functioning of such party’s business operations, provided any such person or entity executes a confidentiality agreement containing terms at least as restrictive as the terms hereof or is otherwise bound to professional rules governing the confidentiality of information.

22.2.

Non-Confidential Information. Confidential Information shall not include information that (a) is already known to the receiving party without any obligation of confidentiality; (b) has entered the public domain through no action or inaction of the receiving party; (c) is generally available to the public; (d) was disclosed to the receiving party by a third party not in violation of the disclosing party’s proprietary rights; (e) independently developed by the receiving party without access to the Confidential Information; or (f) is required to be disclosed in accordance with a judicial or other governmental order, provided that, the receiving party, subject to what is permitted under the applicable law, either (i) gives the disclosing party reasonable notice prior to such disclosure to allow the disclosing party a reasonable opportunity to seek a protective order or equivalent, or (ii) obtains a written assurance from the competent judicial or governmental entity that it will afford Confidential Information the highest level of protection afforded under the applicable law or regulation.

22.3.

Injunction. Each party acknowledges that the Confidential Information of the disclosing party constitutes valuable trade secrets of the disclosing party and that the unauthorized disclosure or use of such Confidential Information by the receiving party will cause irreparable harm, for which no remedies of law will be adequate. Accordingly, the parties agree that the disclosing party shall be entitled to injunctive relief against the receiving party in the event that the receiving party breaches the confidentiality obligations set forth in this Section 22.

23.

INSURANCE. 7Base shall obtain and maintain in full force and effect during the Term and for a period of not less than two (2) years thereafter, at its sole cost and expense, (a) comprehensive general liability, (b) product liability, and (c) errors and omissions insurance, each with limits of not less than Five Million Dollars (US $5,000,000) per occurrence, and Ten Million Dollars (US $10,000,000) in the aggregate, and (d) workers’ compensation, disability, and employers’ liability insurance, as well as public liability, property damage, and automobile liability insurance, in each case with such further specifications as may be specified by Tapout, and in each case, intended to cover any and all losses, claims, demands, proceedings, damages, costs, charges and expenses for injuries or damage to any person or property arising out of or in connection with this Agreement. 7Base’s insurance shall be carried by a licensed insurer qualified in the State of California with a rating in accordance with the BEST Rating Guide of A-6 (or its equivalent) or better. Each policy required hereunder shall contain a waiver of subrogation. Any claims covered by 7Base’s insurance policies shall not be offset or reduced in any amount whatsoever by any other insurance which Tapout may independently maintain. 7Base shall notify Tapout of all claims regarding the Products or any other matter relating thereto under any of the foregoing policies of insurance promptly upon the filing thereof. Within thirty (30) days following the execution of this Agreement by 7Base, it shall provide certificates of insurance to Tapout certifying that Tapout and any other entity specified by Tapout have been added as additional insureds to each of the insurance policies set forth above and that before any proposed cancellation or material modification in the coverage the insurance carrier will give the certificate holder(s) not less than thirty (30) days’ prior written notice thereof. Upon receipt of any such notification, Tapout shall have the right to purchase replacement insurance from an insurance carrier of Tapout’s choice, and 7base agrees to pay all costs thereof immediately upon request by Tapout.

24.

INDEMNITY.

24.1.

Tapout Indemnification of 7Base. Tapout shall defend, indemnify and hold harmless 7Base and its employees, directors, officers, subsidiaries, successors and assigns (each a “7Base Party”) from and against third party claims asserted against any 7Base Party to the extent such claims assert that the Marks or IP infringe any trademark of a third party; provided (i) 7Base gives prompt written notice of the claim; and (ii) 7Base reasonably cooperates in the defense or settlement of the claim, provided, that any failure to provide prompt notice shall not eliminate Tapout’s obligations hereunder unless such failure would materially adversely affect the defense of any such claim. 7Base may participate in the defense of the claim, with its own counsel at its own expense. Tapout shall pay any final judgment on the claim and will pay any settlement costs to which it agrees. Tapout shall not be responsible for any settlement costs to which it does not agree in writing and neither 7Base nor any 7Base Party shall be entitled to settle any claim without Tapout’s prior written consent.

24.2.

7Base Indemnification of Tapout. 7Base shall defend, indemnify and hold harmless Tapout and its employees, directors, officers, subsidiaries, successors and assigns (each a “Tapout Party”) from and against third party claims asserted against any Tapout Party to the extent such claims (a) arise out of, relate to, or are in any manner in connection with any breach of any agreement, covenant, obligation, representation or warranty of 7Base hereunder; (b) arise out of, relate to, or are in any manner in connection with the Products or 7Base Products, or the design or manufacture thereof, including, without limitation, any product liability claims; (c) arise out of, relate to, or are in any manner in connection with the Components, or the design or manufacture thereof, including, without limitation, any product liability claims; (d) arise out of, relate to, or are in any manner in connection with the performance or activities hereunder of 7Base, any Subcontractor, or any of their respective employees, independent contractors or agents; (e) assert that the design or manufacturing process used by 7Base in the manufacture of Products or 7Base Products hereunder, or the design of a Product or 7Base Product, or any method, process outlined in or component of a Product Information Document hereunder infringes any patent, trademark, mask work copyright, trade secret or other intellectual property right of a third party; or (f) are based on the gross negligence or willful misconduct of 7Base, any Subcontractor, or any of their respective employees, independent contractors or agents; provided that Tapout shall be required to (i) give 7Base prompt written notice of the claim and (ii) Tapout reasonably cooperates in the defense or settlement of the claim, provided, that any failure to provide prompt notice shall not eliminate 7Base’s obligations hereunder unless such failure would materially adversely affect the defense of any such claim. 7Base shall pay any final judgment on the claim and will pay any settlement costs to which it agrees. 7Base shall not be responsible for any settlement costs to which it does not agree in writing and neither Tapout nor any Tapout Party shall be entitled to settle any claim without 7Base’s prior written consent. This Section does not apply to the extent the claim is specific to the Marks or IP.

25.

NO ASSIGNMENT WITHOUT CONSENT. Neither party shall transfer or assign any of its rights or obligations hereunder without the prior written consent of the other party and any transfer or obligations hereunder without the prior written consent of the both parties shall be void and of no effect. Notwithstanding the foregoing, Tapout may assign this Agreement without consent to an Affiliate or to an acquirer of all or substantially all of Tapout’s equity, assets or business.

26.

GENERAL PROVISIONS

26.1.

Further Assurances. The Parties shall each promptly sign and deliver any and all additional documents and perform any and all acts reasonably necessary to perform its obligations and carry out the intent expressed in this Agreement. For the avoidance of doubt, 7Base will not in any manner attempt to circumvent Tapout’s right to receive the Tapout Revenue Share hereunder. Without limiting the generality of the foregoing, 7Base hereby acknowledges and agrees that (i) it will not, by any voluntary or involuntary action, avoid or seek to avoid the observance or performance of any of the terms and conditions of this Agreement, and (ii) 7base will at all times in good faith assist in the carrying out of all of this Agreement’s terms and conditions, and will take all such actions as may be necessary, appropriate or reasonably requested by Tapout to further the purposes hereof.

26.2.

Survival. Each indemnification, representation, warranty and covenant in this Agreement shall survive the expiration or earlier termination of this Agreement.

26.3.

Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered to the address written above (a) in person, (b) by certified mail, postage prepaid, return receipt requested, or (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt. Notices to Tapout must be sent to the attention of Dan Caldwell and Marc Kreiner, and notices to 7Base must be sent to: ________________. Delivery of any notice shall be deemed made on the date of its actual delivery if personally delivered, and on the date indicated in the return receipt or courier’s records as the date of its delivery or first attempted delivery if sent by mail or courier. Any notice given by telecopier shall be deemed delivered when received by the telecopier machine of the receiving party if received before 4:00 p.m. (Pacific Time) on the business day received; otherwise, notice shall be deemed to have occurred on the next business day. The transmittal confirmation receipt produced by the telecopier machine of the sending party shall be prima facie evidence of its receipt. Either Party may also send a courtesy notice to the other Party by email, but such notice shall only be a courtesy notice and only the other methods of notice specified in this section shall constitute actual notice. Any party may change its address or telecopier number for notice purposes by giving notice to the other party.

26.4.

Interpretation. Any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party or the party who caused it to exist shall not be employed in the interpretation of this Agreement or any document executed in connection herewith. Each party has had an opportunity to consult with separate legal counsel of their choice prior to execution and delivery of this Agreement. Section headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

26.5.

Severability. If any provision of this Agreement or its application to any party or circumstance is held invalid or unenforceable, then the remainder of this Agreement and the affect provision to the extent it is not so held shall remain valid and enforceable and in full force and effect.

26.6.

Binding Nature; No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and permitted assigns, and is made solely and specifically for their benefit. No other person shall have any right, interest or claim hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

26.7.

Waiver. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given, and only if such waiver is express and in writing by the parties hereto.

26.8.

Governing Law and Venue. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws provisions and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole and exclusive venue and jurisdiction for all disputes arising from this Agreement shall be the state and Federal courts located in Los Angeles, California, and each party hereby consents to such jurisdiction and venue.

26.9.

Incorporation; Exhibits. The recitals at the beginning of this Agreement and the exhibits referenced herein and attached to this Agreement are incorporated into this Agreement. Notwithstanding the requirement for any Exhibit to be attached hereto on and as of the Effective Date, or to delivered thereafter, the parties acknowledge and agree that the Exhibits attached hereto on and as of the Effective Date (to the extent attached) are drafts only and are subject to further mutual written agreement and approval. The parties shall use their commercially reasonable efforts to agree upon all requisite Exhibits not later than thirty (30) days following the Effective Date, and to the extent the parties are unable to agree to the terms thereof, either party may terminate this Agreement thereafter, upon written notice to the other party.

26.10.

Counterparts. This Agreement may be executed in counterparts, all of which shall constitute on instrument.

26.11.

Headings. Section headings are for reference purposes only and do not affect this Agreement.

26.12.

Entire Agreement. This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

26.13.

Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, 7Base and its successors and assigns and Tapout and Tapout’s successors and assigns.

26.14.

Amendments. Any provision hereof may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of Tapout and 7Base. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any invoices, confirmations or similar documents (other than additional terms (e.g. quantities, proposed ship dates, etc.) expressly contemplated herein as to be supplied in such documents) even if accepted in writing by both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, all as of the day and year first above written.

SEVEN BASE CONSULTING, LLC	TAPOUT, LLC
By:	By:
Its:	Its:

EXHIBIT A

PRODUCT DESIGN DOCUMENT

EXHIBIT B

PRODUCT INFORMATION DOCUMENT

EXHIBIT C

PRODUCT PACKAGING AND SHIPPING INFORMATION DOCUMENT

EXHIBIT D

FORM OF STATEMENT OF WORK

EXHIBIT E

TAPOUT TRADEMARK(S)

®

EXHIBIT F

7BASE PRODUCTS